UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

————

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

MMAX MEDIA, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MMAX MEDIA, INC.

511 N.E. 3rd Avenue, 1st Floor
Fort Lauderdale, Florida 33301

(800) 991-4534

Dear Shareholder:

We are furnishing this Information Statement to the holders of the Common Stock of MMAX Media, Inc., a Nevada corporation (the “Company”), in connection with the determination of our Board of Directors that it is in the best interest of the Company and our shareholders to undertake the following corporate actions (the “Shareholder Actions”):

•

Approving an amendment to the Company’s Articles of Incorporation changing the Company’s name to PayMeOn, Inc.; and

•

Authorize the Board of Directors to undertake a reverse split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-one hundred (1-for-100) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received written consents from the holders of approximately 82.6% of the voting power of our Common Stock (collectively our “Majority Shareholders”) approving the Shareholder Actions.

Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Shareholder Actions.

The Shareholder Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE INCREASE IN SHARE AUTHORIZATION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Shareholder Actions, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

Very truly yours,

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
Fort Lauderdale, Florida
April 26, 2013

MMAX MEDIA, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

Introduction

1

Summary Information In Question And Answer Format

2

Prior Shareholder Approval

2

Voting Securities And Principal Holders Thereof

3

Name Change

4

Reverse Stock Split

4

Where You Can Find Additional Information

10

i

INFORMATION STATEMENT

MMAX MEDIA, INC.

511 N.E. 3rd Avenue, 1st Floor

Fort Lauderdale, Florida 33301

(800) 991-4534

Introduction

This Information Statement is being furnished to the shareholders of MMAX Media, Inc., a Nevada corporation (the “Company”), in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders of the following Shareholder Actions:

•

Approving an amendment to the Company’s Articles of Incorporation changing the Company’s name to PayMeOn, Inc.; and

•

Authorize the Board of Directors to undertake a Reverse Split of all outstanding securities by a factor of up to one-for-one hundred (1-for-100) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

The Board of Directors believes that consummation of the Shareholder Actions is in the best interests of the Company and its Shareholders. Accordingly, on April 12, 2013, the Board unanimously approved the Shareholder Actions and directed that they be submitted for shareholder approval.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), outstanding as of the close of business on April 12, 2013, (the “Record Date”) is required to approve the Shareholder Actions. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share. As of April 12, 2013, there were outstanding 375,852,636 shares of Common Stock. As permitted by the Nevada Revised Statutes, on April 12, 2013, the Company received a written consent in lieu of a meeting of shareholders from holders of 310,403,117 shares of our Common Stock representing 82.6% of the total Common Stock voting rights approving the Shareholder Actions.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE SHAREHOLDER ACTIONS. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

The Shareholder Actions will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Shareholder Actions before they are consummated. This Information Statement is first being mailed on or about April 26, 2013 to holders of record of Common Stock as of the close of business on April 12, 2013.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our “expectations,” “beliefs,” “goals,” “hopes,” “strategies,” and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

The following information in question and answer format summarizes many of the material terms of the Company’s proposed Shareholder Actions.  For a complete description of the terms and conditions of the Shareholder Actions, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Shareholder Actions?

Approval of each Shareholder Action requires the affirmative vote of the holders of not less than a majority of the Company’s outstanding Common Stock.

Who Voted in Favor Of The Shareholder Action?

Shareholders owning an aggregate of 310,403,117 shares of our Common Stock voted in favor of the Shareholder Actions. Those shares represent 82.6% of the voting power of Common Stock outstanding. Such shareholders shall be referred to as the “Majority Shareholders”.

Will the Shareholders That Voted In Favor of the Shareholder Actions Have Any Special Interest In The Shareholder Action?

No. None of the Majority Shareholders that voted in favor of the Shareholder Actions will have any interest in the Shareholder Actions different than the interest of all shareholders of the Company.

Why Isn’t the Company Holding A Shareholders Meeting To Vote On the Proposed Shareholder Actions?

In order to lawfully close on the proposed Shareholder Actions, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Shareholder Actions. The shareholders voting in favor of the proposed Shareholder Actions represent 82.6% of the voting power of Common Stock. Therefore, management concluded that because approving a transaction by the written consent of shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholder’s meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Actions, management and the Board of Directors decided not to conduct a meeting of shareholders. Instead, the Majority Shareholders, representing 82.6% of the voting power of Common Stock signed written consents approving the Shareholder Actions and the transactions contemplated thereby.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

Company shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Actions.

Prior Shareholder Approval

Our ability to undertake the Shareholder Actions without a meeting of our Shareholders is authorized by Section 78.320 of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws.  The Nevada Revised Statutes generally provides that a Nevada corporation may substitute for action on a matter by its shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least a majority of the voting power of the Company’s outstanding capital stock present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Shareholder Actions. As a result of the action of the

Majority Shareholders, we are not soliciting proxies, and there will be no further shareholder action on the Shareholder Actions. Holders of record of the Company’s Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Actions.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the outstanding shares of our Common Stock as of the Record Date, was required to approve the name change and Reverse Split.  Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such shareholder. As of April 12, 2013, there were outstanding 375,852,636 shares of Common Stock. As of that date, the Majority Shareholders held 310,403,117 shares of Common Stock or 82.6% of the total votes entitled to be cast by all holders of our Common Stock. The action by written consent approving the Shareholder Actions was dated April 12, 2013.

Dissenters’ Rights

In accordance with the Nevada Revised Statutes, our shareholders do not have dissenters’ or appraisal rights in connection with the Shareholder Actions.

Certain Federal Income Tax Consequences

The Shareholder Actions will not result in any impact on our shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Shareholder Actions, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Actions.

Voting Securities And Principal Holders Thereof

As of the Record Date, there were outstanding 375,852,636 shares of Common Stock, $0.001 par value. The table shows the number of shares owned as of April 12, 2013, by our Directors and Officers and shareholders owning more than 5% of outstanding Common Stock.  Each person has sole voting and investment power with respect to the shares shown, except as noted.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 12, 2013, upon exercise of options, warrants or convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is 511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Edward Cespedes (1)	10,403,117	2.8%
All officers and directors as a group (one person) (1)	10,403,117	2.8%
Celentano Consulting Company, LLC (2)	41,339,618	11.0%
WCIS Media, LLC (3)	300,000,000	79.8%
Vincent L. Celentano (2)(3)	341,339,618	90.8%

———————

(1)

Includes shares of our Common Stock held of record by Edward A. Cespedes Revocable Trust dated August 22, 2007, beneficially owned and controlled by Edward A. Cespedes as trustee. The number of shares beneficially owned by Mr. Cespedes excludes 436,036 shares held in trust for the benefit of his children over which he disclaims beneficial ownership.

(2)

Includes 33,100,000 shares of our Common Stock issuable upon the conversion of secured convertible notes in the principal amount of $165,000.  Excludes up to 42,000,000 shares of Common Stock issuable upon conversion of 7% unsecured promissory notes in the aggregate principal amount of $210,000, the conversion of such notes limited if, upon conversion, the holder thereof would beneficially own more than 4.9% of the Company’s outstanding Common Stock. The address of Celentano Consulting Company, LLC is 7000 West Palmetto Park Road, Suite 201, Boca Raton, FL  33433. Voting control of Celentano Consulting Company is held by Vincent L. Celentano.

(3)

The address of WCIS Media, LLC and Celentano Consulting Company, LLC is 7000 West Palmetto Park Road, Suite 201, Boca Raton, FL  33433. Voting control of WCIS Media, LLC and Celentano Consulting Company is held by Vincent L. Celentano.

Name Change

Summary of Name Change

The Board of Directors and Majority Shareholders of the Company have approved the change of the Company’s name from MMAX Media, Inc. to PayMeOn, Inc. The Company is changing its name to PayMeOn, Inc. to more accurately reflect the Company’s business and activities and product offerings.

The Shareholder Actions will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

Effect of the Corporate Name Change

The change of the Company’s name will not in any way affect the voting and other rights that accompany its capital stock, the validity or transferability of stock certificates currently outstanding, its capital structure or its rights and obligations with respect to its existing contractual obligations. Nor will this change impact the obligations of third parties to the Company. However, both the Company’s quotation symbol and CUSIP number will change as a result of the change in its name.

The Company is not requiring a mandatory exchange of stock certificates. Shareholders may transmit their stock certificates to the Company’s transfer agent, in exchange for a new certificate reflecting the Company’s new name. Service charges may be payable by any holder who chooses to exchange his/her certificate. Shareholders, who determine not to exchange their stock certificate at this time, will receive a new certificate reflecting the Company’s new name upon any future sale or transfer of the Company’s stock to which they are a party.

Reverse Stock Split

Summary of Reverse Split

The Shareholder Actions include the authorization to undertake, at our discretion in the future, up to a one-for-one hundred (1-for-100) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants, convertible notes and other rights convertible into shares of Common Stock.   Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, convertible notes and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.

We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.  If and when implemented, we will cause our stock transfer agent to provide each shareholder of record written notice of such implementation together with a description of the effect thereof.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant, convertible note or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

Reasons for the Reverse Split

We believe that the Reverse Split is in the best interest of the Company and our shareholders. We believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers. Numerous broker-dealers and investment bankers require that a company’s common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security. As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock. The Company cannot assure you that it will be successful in generating greater interest among professional investors and institutions, or enhancing prospective analyst coverage and brokerage recommendations. Shareholders should also note that if the Company elects to implement a Reverse Stock Split, there is no assurance that prices for shares of the Common Stock after the reverse split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all).  The Company cannot guarantee to shareholders that the price of its shares will reach or sustain any price level in the future, and it is possible the proposed Reverse Stock Split will have no lasting impact on its share price.

Principal Effects of the Reverse Split

If implemented, the principal effects of a reverse stock split would include the following:

•

Depending upon the ratio for the reverse stock split selected by the board, up to every one hundred (100) outstanding shares of the Common Stock will be combined into one new share of Common Stock;

•

The number of shares of Common Stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•

The total number of shares of Common Stock and preferred stock the Company is authorized to issue will be unchanged;

•

Appropriate adjustments will be made to stock options exercisable for shares of Common Stock granted under the Company’s stock option plans to maintain the economic value of the awards, based upon the ratio selected by the board; and

•

Proportionate adjustments would be made to the per share exercise price and conversion price and the number of shares issuable upon the exercise of all outstanding options and warrants or conversion of convertible notes entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the Common Stock upon exercise of such options or warrants or conversion of convertible notes immediately preceding the reverse stock split.

The Common Stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The table below summarizes the Company’s pro forma capitalization, as of April 12, 2013, before and after giving effect to a hypothetical reverse stock split of one-for-five (1-for-5), one-for-fifty (1-for-50) and one-for-one hundred (1-for-100). The figures do not reflect the rounding up of fractional shares to the nearest whole share.

	Prior to Reverse	After Reverse Stock Split
	Stock Split	1-for-5	1-for-50	1-for-100
Authorized Shares	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Shares Issued and Outstanding	375,852,636	75,170,527	7,517,053	3,758,526
Shares Reserved for Future Issuance:
Options and Warrants	15,400,000	3,080,000	308,000	154,000
Undesignated Preferred Stock	5,000,000	5,000,000	5,000,000	5,000,000
Common Stock Underlying Outstanding Convertible Notes	75,100,000	15,020,000	1,502,000	751,000
Shares Available for Future Issuance	528,647,364	901,729,473	985,672,947	990,336,477

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

Determination of Reverse Split Ratio

The board is granted the authority to set the ratio for the Reverse Split (provided it is not greater than 1:100) immediately prior to the consummation of the Reverse Split. Fluctuations in the market price of the Company’s Common Stock prior to the time that the Company could effect the Reverse Split require that the board have the flexibility to set the exact ratio of the Reverse Split (provided it is not greater than 1:100) immediately prior to the consummation of the Reverse Split in order to attempt to achieve the objectives of the Reverse Split. The board will set the ratio for the Reverse Split, delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its shareholders.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

If the Board of Directors decides to implement the Reverse Stock Split, the Company will be required to file with the Secretary of State of the State of Nevada articles of amendment to the Company’s Articles of Incorporation (as previously amended). The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form.  These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your new shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate.  If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

The Shareholder Actions will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 528,647,364 shares to approximately 990,336,477 shares, assuming a one-for-one hundred Reverse Split.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of Common Stock or securities convertible into Common Stock.  We have no present plans, commitments, arrangements, understandings or agreements regarding issuance of additional shares of Common Stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our Common Stock will remain at $.001 per share.  Accordingly, the aggregate par value of the issued and outstanding shares of our Common Stock, and therefore the stated capital associated with our Common Stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Symbol

If our Board of Directors elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of Common Stock are trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB or OTC.Pink.  As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split.  In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.  Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split Common Stock a new trading ticker symbol.  Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol.  On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of Common Stock will reflect the post Reverse Split ratios.

No Appraisal Rights

Shareholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

The Company reserves the right to abandon the Reverse Split without further action by the shareholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”.  These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of Common Stock or options or warrants to acquire Common Stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of Common Stock and warrants and options to acquire Common Stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of Common Stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

The Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•

The Company will not recognize any gain or loss as a result of the Reverse Split.

•

Shareholders will not recognize any gain or loss as a result of the Reverse Split.

•

The aggregate adjusted basis of the shares of each class of the Common Stock held following the Reverse Split will be equal to the shareholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•

A shareholder’s holding period for the Common Stock the shareholder continues to hold after the Reverse Split will include the holding period for the Common Stock held immediately prior to the Reverse Split.

The Company’s belief regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges shareholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

Respectfully submitted,

MMAX MEDIA, INC.

Date: April 26, 2013	By:	/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer

10